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                        CONSENT OF SMITH & GESTELAND

     We consent to incorporation by reference in the registration statement on Form S-8 of Baylake Corp. of our report dated January 24, 1997 relating to the consolidated balance sheets of Baylake and its subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholder equity and cash flows for each of the years ended December 31, 1996, 1995, and 1994, which report appears in Baylake's Annual Report on Form 10-K for the year ended December 31, 1996.


Madison, Wisconsin                          SMITH & GESTELAND, LLP
March 25, 1997